Exhibit 99.2

4801 Main Street, Suite 1000

Kansas City, MO 64112

Main: 816.983.8000

Fax: 916.983.8081

June 20, 2023

To the Addressees set forth on Schedule A

RE:	Atmos Energy Corporation

Atmos Energy Kansas Securitization I, LLC

Opinion Letter Regarding Kansas Constitutional Issues

Ladies and Gentlemen:

We have acted as special counsel in the State of Kansas, sometimes referred to hereinafter as the “State,” to Atmos Energy Kansas Securitization I, LLC (the “Issuer”), and Atmos Energy Corporation (“Atmos Energy”), that is an operating natural gas public utility under the laws of the State of Kansas (collectively the “Clients”), in connection with (a) the purchase by the Issuer on the date hereof of the Securitized Utility Tariff Property, as defined in the Sale Agreement referred to below, from Atmos Energy, (b) the issuance by the Issuer of the Securitized Utility Tariff Bonds referred to below, and (c) the Transaction described below. We are delivering this Opinion Letter to you pursuant to Section 9(k) of that certain Underwriting Agreement dated June 9, 2023 by and among the Issuer, Atmos Energy and the Underwriters named in Schedule I thereto. Except as defined in this Opinion Letter, capitalized terms used herein are defined as set forth in the Sale Agreement or the Financing Order.

We are not general counsel to the Clients and are not generally familiar with the organizational proceedings of the Clients or the operation, management, use or other dealings with the property of the Clients.

THE TRANSACTION

Pursuant to the Kansas Utility Financing and Securitization Act (“Kansas Securitization Act” or “Act”),1 the Kansas Corporation Commission (“Commission” or “KCC”) issued a financing order on October 25, 2022 in KCC Docket No. 22-ATMG-538-TAR (“Financing Order”) authorizing Atmos Energy, and approving the issuance by the Issuer, which is a limited liability subsidiary special purpose entity, to issue Securitized Utility Tariff Bonds to recover, finance or refinance Qualified Extraordinary Costs and Financing Costs eligible for securitization

[1]	The Kansas Utility Financing and Securitization Act is codified in Kansas Statutes at K.S.A. §§ 66-1,240 through 66-253.

To the Addressees set forth on Schedule A

June 20, 2023

under the Kansas Securitization Act. Additionally, on October 13, 2022 in KCC Docket No. 22-ATMG-538-TAR the Commission issued the Order Approving Unanimous Settlement Agreement. On June 20, 2023, Atmos Energy sold its rights and interests in the Securitized Utility Tariff Property to the Issuer under the Securitized Utility Tariff Property Purchase and Sale Agreement dated June 20, 2023, by and between Atmos Energy and the Issuer (“Sale Agreement”) and the related Bill of Sale executed by Atmos Energy in favor of the Issuer, dated June 20, 2023. Under the Securitized Utility Tariff Property Servicing Agreement dated as of June 20, 2023, by and between Atmos Energy, in its capacity as Servicer, and the Issuer (“Servicing Agreement”), Atmos Energy has agreed to service the Securitized Utility Tariff Property. Under the Administration Agreement dated as of June 20, 2023, by and between Atmos Energy, as Administrator, and the Issuer, Atmos Energy has agreed to perform the administrative services set forth therein. On the date hereof, the Issuer has issued its 2023-A Senior Secured Securitized Utility Tariff Bonds (“Securitized Utility Tariff Bonds”) under the Indenture dated June 20, 2023 (“Indenture”), by and between the Issuer and U.S. Bank Trust Company, National Association, as Trustee (the “Indenture Trustee”), as supplemented by the Series Supplement dated as of June 20, 2023 (“Series Supplement”) between the Issuer and the Indenture Trustee. As used herein, “Transaction Documents” means the above-referenced documents and “Transaction” means the transactions contemplated by the Transaction Documents.

FACTS AND ASSUMPTIONS

In connection with rendering the opinions set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Sale Agreement; (ii) the Indenture; (iii) the Securitized Utility Tariff Bonds; (iv) Atmos Energy and Issuer’s registration statement on Form SF-1 (File Nos. 333-270078 and 333-270078-01, respectively) filed with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act of 1933 as amended (the “Securities Act”) on February 28, 2023, as amended by Amendment No. 1 thereto filed by both with the SEC on May 30, 2023 and as further amended by Amendment No. 2 thereto filed by both with the SEC on June 5, 2023 (“Registration Statement”); (v) the Kansas Securitization Act; (vi) the Financing Order; and (vii) such other documents relating to the Transaction as we have deemed necessary or advisable as a basis for such opinions.

We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents, we have assumed that the parties to such documents had the power, corporate, limited liability company, or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate, limited liability company, or other, and execution and delivery by such parties of such documents, including the Transaction Documents, and the validity and binding effect thereof. We have assumed that, as applicable, the Transaction Documents are enforceable against all parties thereto. We have assumed that the Clients hold the requisite title and rights to any property involved in the Transaction, and that the Clients will obtain all permits and governmental approvals required, and take all actions similarly required, relevant

To the Addressees set forth on Schedule A

June 20, 2023

to consummation of the Transaction or performance of the Transaction Documents, as applicable. We have assumed that any legislation or laws of the State of Kansas impairing the value of the Securitized Utility Tariff Bonds and the Securitized Utility Tariff Property would constitute a substantial modification of the Kansas Securitization Act and the Financing Order, which provide support for the Securitized Utility Tariff Bonds and the Securitized Utility Tariff Property.

We have further assumed: any certifications dated prior to the date hereof remain true and correct as of the date hereof; all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting the law of Kansas are generally available (i.e., in terms of access and distribution following publication or other release) to practicing lawyers, and are in a format that makes the legal research reasonably feasible; the constitutionality or validity of a relevant statute, rule, regulation or agency action not being specifically opined on herein is not in issue unless a reported decision in the State of Kansas has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity.

We have made no independent investigation of the facts referred to herein, and with respect to such facts have relied, for the purpose of rendering this opinion and except as otherwise stated herein, exclusively on the statements contained and matters provided for in the Transaction Documents, the Registration Statement (as defined above), and such other documents relating to the Transaction as we deemed advisable, including the factual representations, warranties, and covenants contained therein as made by the respective parties thereto. When an opinion is stated to be “to the best of our knowledge” the language means only that we have no actual knowledge to the contrary and does not indicate or imply any investigation or inquiry, of the Client or others, on our part. For this purpose, “we” means only those attorneys within our firm who have done substantive work on this opinion.

Attorneys in this firm are admitted to the bar of the State of Kansas. Our opinions herein are limited to the laws of the State of Kansas as in effect on the date hereof. We express no opinion herein as to the laws of any jurisdiction other than the laws of the State of Kansas.

We express no opinion as to the effect on the Transaction of local law which shall include charters, ordinances, administrative opinions and rules and regulations of cities, counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level).

PLEDGE AND AGREEMENT OF THE STATE OF KANSAS (“STATE PLEDGE”)

K.S.A. § 66-1,252(a) states that the State of Kansas and its agencies, including the Commission, “hereby pledge and agree with bondholders, the owners of the securitized utility tariff property and other financing parties” in a securitization transaction contemplated by the Kansas Securitization Act, that the State of Kansas and its agencies are prohibited from taking any of the following actions:

To the Addressees set forth on Schedule A

June 20, 2023

(1) Altering the provisions of this section that authorize the commission to create an irrevocable contract right or chose in action by the issuance of a financing order, to create securitized utility tariff property and to make the securitized utility tariff charges imposed by a financing order irrevocable, binding or nonbypassable charges for all existing and future retail customers within the service area of the public utility;

(2) taking or permitting any action that impairs or would impair the value of securitized utility tariff property or the security for the securitized utility tariff bonds or revises the securitized utility tariff costs for which recovery is authorized;

(3) impairing the rights and remedies of the bondholders, assignees and other financing parties in any way; or

(4) except for changes made pursuant to the adjustment mechanism authorized under this section [K.S.A. § 66-1,241], reducing, altering or impairing securitized utility tariff charges that are to be imposed, billed, charged, collected and remitted for the benefit of the bondholders, any assignee and any other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses or charges incurred and any contracts to be performed in connection with the related securitized utility tariff bonds have been paid and performed in full.

Actions to limit or alter are not precluded if full compensation is made by law for the full protection of the securitized utility tariff charges. K.S.A. § 66-1,250 provides that neither the State of Kansas nor any of its agencies shall be liable on any Securitized Utility Tariff Bonds and such bonds are not a general obligation of the state or any of its agencies.2

In the Financing Order, the Commission affirmed the pledge of the State of Kansas set forth in K.S.A. § 66-1,252, stating that the Commission “shall not take or permit any of the [itemized] actions that would impair the value of the Securitized Utility Tariff Property authorized by this Financing Order, unless otherwise permitted by the [Kansas Securitization Act].” Financing Order ¶ 162. The Financing Order states that the Commission shall not:

(a) Alter the statute that authorizes the Commission to create an irrevocable contract right or chose in action by the issuance of a Financing Order, to create securitized utility tariff property and to make the Securitized Utility Tariff Charges imposed by a Financing Order irrevocable, binding or Nonbypassable charges for all existing and future Retail Customers within the service area of the public utility;

[2]

Kansas Statutes at Section 66-1,250 states: “Neither the state nor any of its political subdivisions, agencies or instrumentalities shall be liable on any securitized utility tariff bonds, and the bonds shall not be considered a debt or a general obligation of the state nor any political subdivisions, agencies or instrumentalities nor shall they be considered a special obligation or indebtedness of the state nor any of its political subdivisions, agencies or instrumentalities. An issue of securitized utility tariff bonds does not, directly, indirectly or contingently, obligate the state, nor any political subdivisions, agencies or instrumentalities of the state, to levy any tax or make any appropriation for payment of the securitized utility tariff bonds, other than in their capacity as consumers of electricity or natural gas.”

To the Addressees set forth on Schedule A

June 20, 2023

(b) Take any action that would impair the value of Securitized Utility Tariff Property or the security for the Security Utility Tariff Bonds, or revises the Securitized Utility Tariff Costs for which recovery is authorized; impair the rights and remedies of the bondholders, assignees and other financing parties in any way; or

(c) Except for changes made pursuant to the Adjustment Mechanism expressly allowed by law, reduce, alter, or impair the Securitized Utility Tariff Charges to be imposed, billed, charged, collected, and remitted for the benefit of the bondholders, any assignee, and any other financing parties, until any and all principal, interest, premium, Financing Costs and other fees, expenses or charges incurred and any contracts to be performed in connection with the related Securitized Utility Tariff Bonds have been paid and performed in full.

Id. K.S.A. § 66-1,252(b) authorizes the Issuer to “include the language specified in this section in the securitized utility tariff bonds and related documentation.” Id. We note that the State Pledge, and the Commission’s affirmation of the State Pledge, is quoted in the Securitized Utility Tariff Bonds and in the Indenture.

ANALYSIS

1(a). Contractual Relationship

As a starting point in the analysis, the Kansas Securitization Act states that neither the State of Kansas nor its agencies shall be liable on the Securitized Utility Tariff Bonds and the Securitized Utility Tariff Bonds shall not be considered a debt or a general obligation of the State of Kansas or its agencies. K.S.A. § 66-1,250. This statement disclaims State of Kansas governmental financial liability for the Securitized Utility Tariff Bonds. Accordingly the State of Kansas has made no promise to make payment on or financially backstop the Securitized Utility Tariff Bonds.

However, in enacting the Kansas Securitization Act, the State of Kansas pledged to not take any action set forth in the State Pledge, including a pledge to not take any action to impair or alter the value of the Securitized Utility Tariff Property3 or the Securitized Utility Tariff Bonds, and to not alter provisions in the Kansas Securitization Act that authorize the Commission “to create an irrevocable contract right.” K.S.A. § 66-1,252(a)(1). Referring to the State Pledge, the State of Kansas authorized the Issuer to “include the language specified in this section in the

[3]

Except that actions to impair or alter are permissible if taken pursuant to the true-up adjustment mechanism to correct any overcollections and undercollections and, separately, if full compensation is made by law for the full protection of the securitized utility tariff charges. See K.S.A. § 66-1,252(a)(4).

To the Addressees set forth on Schedule A

June 20, 2023

securitized utility tariff bonds and related documentation,” thereby authorizing incorporation of the State Pledge into the Securitized Utility Tariff Bonds and Indenture. K.S.A. § 66-1,252(b). The language of the State Pledge appears to express promises of the State, and allowing the Issuer to include the State Pledge in the Securitized Utility Tariff Bonds and related documentation may evidence an intent of the State of Kansas to bind itself to the holders of the Securitized Utility Tariff Bonds with respect to those promises.

The Kansas Supreme Court has not had occasion to specifically address whether the Kansas Securitization Act should be construed as a binding contractual obligation between Securitized Utility Tariff Bondholders (also referred to as “Bondholders”) and the State of Kansas. However, the Kansas Supreme Court has recognized that a governmental body can be held to a contractual obligation. In Brown-Crummer Inv. Co. v. Arkansas City, 125 Kan. 768, 773-74, 266 P. 60 (1928) (“Brown-Crummer”), the Kansas Supreme Court held that a contract between a City and a contractor to deliver bonds as payment for construction of a sewer was an enforceable contract and subjected the City to damages for default. Brown-Crummer, to be clear, involved a situation where the government body itself executed the contract at issue, whereas here, no Kansas governmental body executed the contractual instrument itself. Thus, while we do not believe there is a Kansas Supreme Court case directly analyzing a contractual obligation in the posture here, Brown-Crummer indicates that Kansas courts may hold governmental entities to contractual obligations, and we think the reasoning in Brown-Crummer may be applied to the State Pledge.

Under K.S.A. § 66-1,252, the Kansas legislature expressly “pledge[s] and agree[s] with bondholders, the owners of the securitized utility tariff property and other financing parties” to not take any action “[a]ltering the provisions of this section that authorize the commission to create an irrevocable contract right” or “that impairs or would impair the value of securitized utility tariff property.” Id. By its plain terms, that statement would appear to include a promise to not enact countervailing legislation. While that language may bolster other potential claims discussed in this opinion, the Kansas Supreme Court has held that the legislature can not bind a future legislative body from taking legislative actions. See Jayhawk Racing Props., LLC v. City of Topeka Kansas, 313 Kan. 149, 153, 161-63, 484 P.3d 250 (2021) (“[T]he law in this State—as well as in most other states—is that legislative bodies may not bind future legislative bodies to their governmental decisions.”); see also Red Dog Saloon v. Board of Sedgwick Cnty. Comm’rs, 29 Kan. App. 2d 928, 931, 33 P.3d 869 (2001) (“It is clear that a legislative body cannot bind its successor to the amendment or repeal of its laws.”). That does not mean, however, that no promise has been made for the purpose of impairment of contracts.

1(b). No Kansas Constitutional Protection Regarding Impairment of Contracts

We do not believe that Kansas has an express constitutional provision protecting against impairment of contracts similar to the provision that exists in the Federal Constitution. Indeed, when confronted with the question of whether state legislation impairs contractual obligations, it appears the Kansas Supreme Court looks exclusively to the Federal Contracts Clause under Article 1, § 10, Clause 1. See, e.g., Zimmerman v. Board of Cnty. Comm’rs, 289 Kan. 926, 965–72, 218 P.3d 400, 425–29 (2009) (considering whether zoning amendment violated the Federal Contract

To the Addressees set forth on Schedule A

June 20, 2023

Clause with no mention of similar Kansas constitutional protection); Denning v. Kansas Pub. Emps. Ret. Sys., 285 Kan. 1045, 1050-53, 180 P.3d 564 (2008) (considering whether statutory amendment removing retiree option to revoke retirement violated the Federal Contract Clause with no mention of similar Kansas constitutional protection); Moorhouse v. City of Wichita, 259 Kan. 570, 575-83, 913 P.2d 172 (1996) (considering whether ordinance transferring operation of city retirement program violated Federal Contract Clause with no mention of similar Kansas constitutional protection).

As such, it is our opinion that there is not an express Kansas constitutional provision relating to the impairment of contracts that would prevent the Kansas legislature from enacting legislation that (A) repeals or amends the State Pledge; (B) repeals or amends the Kansas Securitization Act; (C) limits or alters the Securitized Utility Tariff Property; or (D) limits or alters the Securitized Utility Tariff Charges so as to impair: (i) the terms of the Indenture or the Bonds; or (ii) the rights and remedies of the Bondholders (or the Indenture Trustee acting on their behalf) if such repeal, amendment or other action would prevent the payment of the Bonds or would substantially affect the security for the Bonds.

Rather, in analyzing those questions, Kansas Courts would more likely than not look to the Federal Contracts Clause. The Federal Contracts Clause and its applicability to the Transaction are addressed in a separate opinion of Sidley Austin LLP dated the date hereof.

2. The Kansas Constitution’s Takings Clause

Article 12, Section 4 of the Kansas Constitution provides “[n]o right of way shall be appropriated to the use of any corporation, until full compensation therefor be first made in money, or secured by a deposit of money, to the owner, irrespective of any benefit from any improvement proposed by such corporation.” The language of the Kansas Constitution, on its face, appears less protective of property rights than the Federal Takings Clause because it applies only to “right of way[s] . . . appropriated” for “the use of any corporation[].” See 2 Anderson’s Am. Law of Zoning § 16:2 (5th ed.). However, the Kansas Supreme Court has made clear the Federal Constitution’s and the Kansas Constitution’s Takings Clauses are analogous: both “guarantee payment for private property appropriated to public use.”4 See Hiji v. City of Garnett, 248 Kan. 1, 12-13, 804 P.2d 950 (1991); see also Isley v. City of Wichita, 38 Kan. App. 2d 1022, 1025, 174 P.3d 919, 922 (2008).

[4]

Additionally, a more typical formulation of the Federal Takings Clause has been codified by statute in the Kansas Eminent Domain Procedure Act (“EDPA”). See K.S.A § 26–513(a) (“Private property shall not be taken or damaged for public use without just compensation.” (emphasis added)). The EDPA establishes the procedural process for eminent domain in accordance with the constitutional restrictions. That is, eminent domain proceedings are understood to be a “statutory creature” in Kansas, not a civil action governed by the Kansas Code of Civil Procedure. Landau Inv. Co. Inc. v. City of Overland Park, 261 Kan. 394, 399, 930 P.2d 1065, 1069 (1997); see also Neighbor v. Westar Energy, Inc., 301 Kan. 916, 349 P.3d 469 (2015) (holding that for eminent domain appeals from appraiser reports “the [Kansas Code of Civil Procedure] applies unless the Chapter 60 provision at issue contradicts a more specific provision in the EDPA.”). Here, we are not concerned with the institution of an eminent domain proceeding, so the EDPA is not necessarily applicable to the analysis herein.

The Kansas Supreme Court has made clear that “EDPA, no matter its virtues, cannot be the be-all and end-all on the substance of eminent domain and inverse condemnation law in Kansas.” Creegan, 305 Kan. at 1169-70, 391 P.3d at 46. As such, it has held that EDPA may “expand upon but cannot constrict any rights Kansans are guaranteed by” constitutional protections. Id. at 1170, 46.

To the Addressees set forth on Schedule A

June 20, 2023

The elements for eminent domain or inverse condemnation under Kansas law are: (1) a private property interest, (2) taken, and (3) for public use. Creegan v. State, 305 Kan. 1156, 1161, 391 P.3d 36, 41 (2017). When the elements are met, just compensation must be paid. Id.

The Police Power

Under Kansas law, a “reasonable regulation” of private property under the police power is not a taking and therefore, does not require payment of just compensation. See Frick v. City of Salina, 290 Kan. 869, 884, 235 P.3d 1211, 1222 (2010); see also Small v. Kemp, 240 Kan. 113, 116-17, 727 P.2d 904 (1986). But a regulation will constitute a categorical or per se taking under Kansas law if it fits in two categories: (1) “where government requires an owner to suffer a permanent physical invasion of her property—however minor” or (2) “regulations that completely deprive an owner of ‘all economically beneficial us[e]’” of property. Frick, 290 Kan. at 885, 235 P.2d at 1223 (emphasis in original). And even if the governmental takings case does not fit within those two categories, then the takings claim must be analyzed under the “catch-all standard” from Penn Central Transp. Co. v. New York City, 438 U.S. 104, 124, (1978). Id.

Put another way, a regulatory taking in Kansas can take three forms: physical, title, or economic. Garrett v. City of Topeka, 259 Kan. 896, 907, 916 P.2d 21, 30-31 (1996). A physical regulatory taking occurs when a regulation literally produces a physical intrusion, such as authorizing “low and frequent overflights for military airplanes.” Id. A title regulatory taking occurs where a regulation “significantly interferes with the incidents of ownership.” Id. An economic regulatory taking “is a taking only if the economic impact on the landowner outweighs the public purpose of the regulation.” Id.

To the Addressees set forth on Schedule A

June 20, 2023

The Existence of Property Rights

The Kansas Supreme Court recently clarified that constitutional takings extend beyond tangible property to intangible property. In Creegan, property owners in a subdivision brought inverse condemnation proceedings against the State of Kansas and the Kansas Department of Transportation (“KDOT”) for violation of restrictive covenants burdening single-family-home subdivision property. 305 Kan. at 1158, 391 P.3d at 39. The Kansas Supreme Court considered the question of whether there had been a “traditional ‘taking’” of property under constitutional protections5 (as opposed to a “taking” under EDPA) when KDOT violated the restrictive covenants on the land. Id. at 1165–66, 43–44.

To begin, the Court analyzed the character of restrictive covenants under Kansas law. The Kansas Supreme Court followed the United States Supreme Court precedent that “‘[a] contract is property, and, like any other property, may be taken under condemnation proceedings for public use.’” Id. at 1169, 45 (quoting Long Island Water Supply Co. v. Brooklyn, 166 U.S. 685, 690 (1897)) (citing Lynch v. United States, 292 U.S. 571, 579 (1934) (“Valid contracts are property, whether the obligor be a private individual, a municipality, a state, or the United States…”)); Penn. Coal Co. v. Mahon, 260 U.S. 393, 414–15 (1922) (recognizing mineral rights as property right requiring compensation for taking); United States v. Welch, 217 U.S. 333, 339 (1910) (recognizing easement as property requiring compensation for taking); Cammeyer v. Newton, 94 U.S. 225 (1876) (recognizing patent as private property requiring just compensation for use without consent). The Kansas Supreme Court thereby concluded that “bottom line is that it matters not whether the right held by plaintiffs under the restrictive covenant in this case is further identified as a real property interest or a contract right.” Creegan, 305 Kan. at 1171, 46–47. Instead, for purpose of eminent domain and inverse condemnation, the restrictive covenant was “property” requiring just compensation. Id. at 1171, 47.

The Kansas Supreme Court next considered whether a “physical” taking of property was required. To begin, the Kansas Supreme Court distinguished between a “taking” based on damages to property under EDPA versus a “taking” based on a “more traditional transfer of a property interest from the property owner to the condemning authority.” Id. at 1172, 47. In considering the latter, the Kansas Supreme Court determined “[t]he protections of eminent domain extend beyond tangible property and include protection of intangible types of property such as patents, mineral rights, and contract rights.” Id. The Kansas Supreme Court concluded that the landowners “have been deprived of all economic value of their right of control under the covenant,” so a taking had occurred. Id. at 1173, 48.

[5]

The Kansas Supreme Court in Creegan focuses on the Federal Takings Clause in its analysis. Nevertheless, the Kansas Supreme Court in Creegan also cites the Kansas Takings Clause in conjunction with the Federal Takings Clause. Id. at 1160, 40. Importantly, it implies that the Kansas Takings Clause and the Federal Takings Clause are to be treated as analogous. Id. (providing both constitutional provisions “guarantee payment for private property appropriated to public use”). As such, we believe the holdings in Creegan should apply to the analysis of both constitutional provisions despite no express language providing so.

To the Addressees set forth on Schedule A

June 20, 2023

In light of the holdings in Creegan, it appears that the Kansas Supreme Court does not distinguish between contractual rights and real property interests in determining whether there was a taking of “property” under constitutional protections. Id. at 1169, 44. Instead, the Kansas Supreme Court broadly treats a “‘contract [as] property, and, like any other property, [it] may be taken under condemnation proceedings for public use.’” Id. (quoting Long Island, 166 U.S. at 690).

As such, to give effect to its broad language in Creegan, it is more likely than not that the Kansas courts would ultimately treat the Securitized Utility Tariff Property as a “property” right for purpose of constitutional protection under the Kansas Takings Clause. That said, there is an open question as to whether the holdings of Creegan extend to any and all contract rights because the contract right considered in Creegan (a restrictive covenant) had intimate ties to a real property interest.

Conclusion: Payment of Just Compensation under Kansas Takings Law

Based on our analysis of relevant judicial authority, as set forth above, it is our opinion, subject to all qualifications, limitations, and assumptions set forth in this letter, that, if the Securitized Utility Tariff Property constitutes a compensable property interest under the Kansas Takings Clause, a reviewing court, more likely than not, would hold that the State is required to pay just compensation to Bondholders if the State were to enact a law that (a) permanently appropriates a substantial property interest of the Bondholders in the Securitized Utility Tariff Property or denies all economically beneficial or productive use of the Securitized Utility Tariff Property; (b) destroys the Securitized Utility Tariff Property, other than in response to emergency conditions; or (c) substantially limits or alters the Securitized Utility Tariff Charges, Securitized Utility Tariff Property, the Financing Order, or any rights thereunder (each a “State Impairment Action,” and collectively, “State Impairment Actions”).

However, to be clear, the Kansas Takings Clause is not often utilized as the constitutional vehicle for seeking just compensation for a taking of property in Kansas. That is, the precedent in Kansas seemingly indicates that litigants primarily rely on the constitutional protection of the Federal Takings Clause. As such, much of the Kansas precedent focuses on the Federal Takings Clause. This leaves some uncertainty on the precise scope of an inverse condemnation claim under the Kansas Takings Clause. Nevertheless, the Kansas Supreme Court recently indicated in Creegan that intangible property, including contractual rights, qualified as a compensable interest under the Federal Takings Clause and thereby, impliedly under the Kansas Takings Clause. Creegan indicates the Kansas Supreme Court’s willingness to consider a contractual right, like the Utilization Securitization Tariff Property, as compensable “property” for the Kansas Takings Clause.

To the Addressees set forth on Schedule A

June 20, 2023

In the event of such a taking, the Bondholders could seek damages through an inverse condemnation proceeding against the State. See Garrett, 259 Kan. at 919-20, 916 P.2d at 31. The Kansas Supreme Court has previously held that the State waives it sovereign immunity from suits for the “appropriation of property” under the Kansas Takings Clause. See Sanders v. State Highway Comm’n, 211 Kan. 776, 788, 508 P.2d 981, 991 (1973) (finding that if statute was “intended by the legislature to place the cloak of governmental immunity around suits in the nature of inverse condemnation,” then “it becomes the duty of this court to safeguard the declaration of the right and the remedy guaranteed by the constitution and we must then declare the statute unconstitutional.”). There can be no assurance, however, that any such award of just compensation would be sufficient to pay the full amount of principal and of interest on the Securitized Utility Tariff Bonds.

Conclusion: Application of the Kansas Takings Clause with respect to Payment of Just Compensation Is Also Based on Application of the Federal Takings Clause

In determining whether Kansas courts would provide an additional potential remedy for Bondholders to seek payment of just compensation, we note that Kansas courts more likely than not, would apply the Federal Takings Clause just as federal courts do. Therefore, application of the Federal Takings Clause should be examined. We have not separately analyzed the Federal Takings Clause for purposes of this Opinion and we offer no opinion. Sidley Austin LLP has examined the application of the Federal Takings Clause and offered its opinion whether a Kansas court applying the Federal Takings Clause “would conclude under the Federal Takings Clause that the State would be required to pay just compensation to Holders if the State’s repeal or amendment of the Securitization Act or taking of any other action in contravention of the State Pledge (a) constituted a permanent appropriation of a substantial property interest of the Holders in the Securitized Utility Tariff Property or denied all economically productive use of the Securitized Utility Tariff Property; (b) destroyed the Securitized Utility Tariff Property other than in response to emergency conditions; or (c) substantially reduced, altered, limited or impaired the value of the Securitized Utility Tariff Property or otherwise unduly interfered with the reasonable expectations of the Holders arising from their investments in the Bonds.” Refer to the separate opinion of Sidley Austin LLP dated the date hereof.

To the Addressees set forth on Schedule A

June 20, 2023

3. Enactment of the Kansas Securitization Act

The Kansas Securitization Act has been duly enacted by the Kansas legislature and is in effect as of April 22, 2021. The effectiveness or constitutionality of the Kansas Securitization Act under the Constitution of the State of Kansas (insofar as it relates to the Securitized Utility Tariff Bonds and to the Transaction) was, to the best of our knowledge as of [March 2, 2023], not the subject of any pending appeal or litigation. We cannot opine as to whether a lawsuit challenging the validity of the Kansas Securitization Act will be filed in the future, nor can we analyze the merits of any future challenge. At this time, we are not aware of any constitutional infirmities with respect to the Kansas Securitization Act. Any future constitutional challenges to the Kansas Securitization Act would have to be evaluated on the merits at the time of such challenge.

4. Preliminary Injunction

An action to invoke eminent domain in Kansas may only be challenged in a civil action, which usually is an action for injunctive relief. Miller v. Battle, 283 Kan. 108, 116-17, 150 P.3d 1282, 1289 (2007) (quoting Nat’l Compressed Steel Corp. v. Unified Gov’t of Wyandotte Cty./Kansas City, Kan., 272 Kan 1239, 1245, 38 P.3d 723, 729 (2002)) (“The right to exercise the power of eminent domain and to determine other issues such as the necessity and the extent of the taking can only be litigated in a separate civil action, usually by suit for injunction.”); Schuck v. Rural Tel. Serv. Co., Inc., 286 Kan. 19, 25, 180 P.3d 571, 576 (2008);. To obtain injunctive relief, a party must demonstrate:

(1) a substantial likelihood of eventually prevailing on the merits; (2) a reasonable probability of suffering irreparable future injury; (3) the lack of obtaining an adequate remedy at law; (4) the threat of suffering injury outweighs whatever damage the proposed injunction may cause the opposing party; (5) and the impact of issuing the injunction will not be adverse to the public interest.

Downtown Bar & Grill, LLC v. Kansas, 294 Kan. 188, 191, 273 P.3d 709, 713 (2012) (citing Steffes v. City of Lawrence, 284 Kan. 380 (2007)).

Based on our analysis of relevant judicial authority, as set forth above in section 2, it is our opinion, subject to all qualifications, limitations, and assumptions set forth in this letter, that if Kansas courts ultimately conclude the Securitized Utility Tariff Property constitutes a compensable property interest under the Kansas Takings Clause, a reviewing court, more likely than not, would consider any State Impairment Action as a taking requiring just compensation under the Kansas Constitution. If so, a Kansas court reaching this conclusion more likely than not would find a substantial likelihood of eventually prevailing on the merits supporting an injunction under Kansas law.

To the Addressees set forth on Schedule A

June 20, 2023

Additionally, the Bondholders would be deprived of the Securitized Utility Tariff Property to the extent the Kansas Securitization Act or the Financing Order were repealed or amended or other action was taken that limited or altered the rights of the Bondholders. As such, a Kansas court reaching this conclusion more likely than not would find the Bondholder would have a reasonable probability of irreparable harm in this instance.

Moreover, the Bondholders more likely than not would lack an adequate remedy at law. That is, the Bondholders would be deprived of the ongoing benefit of the Securitized Utility Tariff Property in the event the Kanas Securitization Act or the Financing Order were repealed or amended or other action was taken that limited or altered the rights of the Bondholders.

Finally, it is more likely than not that the impact on the State (and the public) would not outweigh the injury suffered by the Bondholders in the event the Kanas Securitization Act or the Financing Order were repealed or amended or other action was taken that limited or altered the rights of the Bondholders.

GENERAL MATTERS

Our opinions are limited solely to the law of the State of Kansas and do not include any opinion with respect to pension and employee benefit laws and regulations, antitrust and unfair competition laws and regulations, tax laws and regulations, health and safety laws and regulations, labor laws and regulations, securities laws and regulations, or environmental laws, regulations and codes, federal patent, trademark and copyright, state trademark, and other federal and state intellectual property laws and regulations.

Judicial analysis of issues relating to the Kansas Takings Clause and the retroactive effect to be given to judicial decisions typically proceeds on a case-by-case basis. Courts’ determinations, in most instances, are strongly influenced by the facts and circumstances of the particular case. There are no reported controlling judicial precedents of which we are aware that are directly on point. Our analysis is necessarily a reasoned application of judicial decisions involving similar or analogous circumstances. The application of equitable principles (including the availability of injunctive relief or the issuance of a stay pending appeal) is subject to the discretion of the court which is asked to apply them. We cannot predict the facts and circumstances which will be present in the future and may be relevant to the exercise of such discretion. The foregoing opinions are based upon our evaluation of existing judicial decisions and arguments related to the factual circumstances likely to exist at the time of a Kansas Takings Clause challenge to a law passed by the Kansas legislature; such precedents and such circumstances could change materially from those discussed above in this opinion letter. Consequently, there can be no assurance that a court will follow our reasoning or reach the conclusions which we believe current judicial precedent supports. It is our and your understanding that none of the foregoing opinions is intended to be a guaranty as to what a particular court would actually hold; rather each such opinion is only an expression as to the decision a court should reach if the issue were properly prepared and presented to it and the court followed what we believe to be the applicable legal principles under existing judicial precedent. The recipients of this letter should take these considerations into account in analyzing the risks associated with the subject transaction.

To the Addressees set forth on Schedule A

June 20, 2023

This opinion is limited to the matters specifically stated in this letter, and no further opinion is to be implied or may be inferred beyond the opinions specifically stated herein. Unless otherwise stated herein, we have made no independent investigation regarding factual matters. This opinion is based solely on the state of the law as of the date of this opinion, and the factual matters in existence as of such date, and we specifically disclaim any obligation to monitor or update any of the matters stated in this opinion or to advise the persons entitled to rely on this opinion of any change in law or fact after the date of this opinion which might affect any of the opinions stated herein.

This opinion is rendered solely for the benefit of the Addressees on Schedule A and may not be released to or relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the filing of this letter as an exhibit to the Registration Statement, and to all references to our firm included in or made a part of the Registration Statement. In giving the foregoing consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the related rules and regulations of the SEC.

Notwithstanding the above, we hereby consent to the Issuer posting a copy of this opinion letter on any password-protected website maintained by the Issuer pursuant to a commitment of the Issuer to any nationally recognized statistical rating organization (“NRSRO”) relating to the Bonds in accordance with 17 CFR 240.17g-5(a)(3) to which only NRSROs are granted access that provide the Issuer with a certification required by subsection (e) of Rule 17g-5 under the Securities Exchange Act of 1934, as amended, and agrees to keep this opinion letter confidential as contemplated by Rule 17g-5; provided that, notwithstanding such consent to posting, such posting shall not entitle anyone other than the persons listed in the attached Schedule A to rely on this opinion letter and each such NRSRO, by accessing a copy of this opinion letter, will be deemed to have agreed to comply with the terms of this paragraph.

Very truly,

/s/ HUSCH BLACKWELL LLP
HUSCH BLACKWELL LLP

4801 Main Street, Suite 1000

Kansas City, MO 64112

Main: 816.983.8000

Fax: 916.983.8081

Schedule A

Addressees

U.S. Bank Trust Company, National Association

as Indenture Trustee

190 South LaSalle Street, 7th Floor

Chicago, Illinois 60603

U.S. Bank National Association,

as Securities Intermediary

190 South LaSalle Street

Chicago, IL 61604-1219

Moody’s Investors Service, Inc.

Attention: ABS Monitoring Department

7 World Trade Center

250 Greenwich Street, 24th Floor

New York, New York 10007

Fitch Ratings, Inc.

Attention: ABS Surveillance

300 West 57th Street

New York, New York 10019

Atmos Energy Corporation

1800 Three Lincoln Centre, 5430 LBJ Freeway

Dallas, Texas 75240

Atmos Energy Kansas Securitization I, LLC

1800 Three Lincoln Centre, 5430 LBJ Freeway

Dallas, Texas 75240

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Schedule A - Page 1